                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)           June 30, 2003
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                           MACC PRIVATE EQUITIES, INC.
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             (Exact name of registrant as specified in its charter)

          Delaware                     0-24412                 42-1421406
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(State or other jurisdiction         (Commission              (IRS Employer
      of incorporation)              File Number)          Identification No.)

          Suite 800, 101 Second Street, S.E., Cedar Rapids, Iowa 52401
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   (Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code         (319) 363-8249
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                                      None
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          (Former name or former address, if changed since last report)

Item 5.      Other Events.

         Based upon subsequent developments in the arbitration proceedings discussed in the Registrant's Quarterly Report on Form 10-Q for the three months ended March 31, 2003 (the "Form 10-Q"), the Registrant is filing this Current
Report on Form 8-K to supplement its prior disclosure. The following should be read in conjunction with Note 3 to the Registrant's Unaudited Consolidated
Financial Statements contained in the Form 10-Q:

         Following discovery, depositions and other preliminary proceedings, in
June the formal arbitration proceedings commenced and are being intensively contested by all parties. Under the current schedule for the arbitration, a decision will not be rendered until at least December, 2003. Based on its evaluation of the Buyer's claim and discussions with external legal counsel,
MACC believes that it is reasonably possible that a loss may have been incurred as result of the indemnification claim, against which no accrual for loss has been made as of June 30, 2003, because the amount of the possible loss, and therefore its materiality to the financial statements, cannot be estimated.
MorAmerica Capital intends to continue vigorously defending this arbitration.
MorAmerica Capital owns debt securities of Buyer with a face value of $508,761, acquired as part of the sale of the Portfolio Company. Buyer has defaulted on interest payments due on these debt securities. On March 31, 2003, MorAmerica
Capital reduced the valuation of these debt securities by $254,380 in light of the interest default and information regarding the related dispute available as of that date. At its regular quarterly valuation meeting for the quarter ended
June 30, 2003, MorAmerica Capital further reduced the valuation of these debt securities by $254,380 to $1 based upon the continuing interest default and additional information regarding the related dispute available as of that date.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       MACC PRIVATE EQUITIES, INC.

DATE:  July 30, 2003                     /s/ Robert A. Comey
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                                       Robert A. Comey
                                       Treasurer